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                                                                    EXHIBIT 10.5


                            MEMORANDUM OF AGREEMENT


This binding MEMORANDUM OF AGREEMENT ("MOA") is dated as of February 22, 2000, and sets forth the material terms agreed upon amongst Gilat Satellite Networks Ltd. ("Gilat"), EchoStar Satellite Corporation ("EchoStar"), and Gilat's affiliate, Gilat-To-Home Inc. ("G2H"). Although the parties intend to diligently negotiate and promptly enter into Definitive Agreements, the parties acknowledge and agree that this MOA is binding and shall form the basis for consummation of the transactions contemplated hereby. In the event the parties fail for any reason to execute the Definitive Agreements prior to the expiration of the Term of this MOA, then, unless otherwise agreed amongst the parties in writing, this MOA shall terminate at such time.

1. General
1.1 The parties (including each of the parties' affiliates) will cooperate for the purpose of providing a broadband internet access service via satellite to G2H subscribers and DISH Network subscribers.
1.2 Echostar will market G2H's broadband internet access services to DISH Network customers and retailers.
1.3 G2H will market EchoStar's multichannel video services together with G2H's broadband internet access product.

2. Terms to G2H Subscribers sourced by EchoStar
2.1 The Subscriber will be charged a monthly fee for the data service.
2.2 The Subscriber will be required to subscribe to the service for at least a certain minimum period of time.
2.3 Each subscriber receiving the hardware will be charged a hardware fee for the hardware package, plus at G2H's discretion an installation fee.
2.4 The amounts of the charges for the services specified above in this Section 2 shall be determined by G2H, in consultation with EchoStar.
2.5 Hardware will be delivered to EchoStar and will remain G2H inventory. EchoStar will be responsible for the G2H inventory while inventoried with EchoStar. The hardware will contain the following: personal computer configured to support the G2H two-way product (when applicable), install kit, antenna and user documentation package.

3. Consideration to EchoStar for generating or otherwise sourcing Subscribers to G2H Services
3.1 EchoStar will receive an activation fee of $100 for each subscriber.
3.2 Residual Commissions will be as follows:
                For the basic data service, EchoStar will receive $2 per subscriber per month.
                Additionally, for non-access revenues, EchoStar will receive 20% of revenue net of costs related to such non-access services.

4. Service
4.1 EchoStar's Customer Call Center ("CSC") will be the initial point of contact for service calls (help desk plus billing and collection). The charge to G2H for such services will, at G2H's election which must be made prior to launch of service, be either: (a) $6.00 per subscriber per month; or (b) $7.00 per call. Notwithstanding the foregoing, at the end of the first six months of this MOA, the charge to G2H for such services will be EchoStar's actual cost, plus 15%.

4.2 There will be a direct (hot transfer) link between the EchoStar CSC and the G2H CSC for the data service, which will be set up and maintained at G2H's expense. The G2H CSC will provide technical and other support to subscribers.

4.3 EchoStar will ship products for the G2H service to Subscribers using its standard procedures. Any incremental out of pocket expenses of EchoStar (i.e., those which EchoStar incurs in addition to out of pocket expenses which it would in any event incur with respect to its video business) in connection with such shipment shall be paid by G2H upon presentment by EchoStar of an invoice.
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4.4 All in-warranty and out-of-warranty maintenance/service related to EchoStar equipment will be borne by EchoStar, and all in-warranty and out-of-warranty maintenance/service related to G2H equipment will be handled by and at the expense of G2H. If both systems are not functioning properly and it is determined that there is a common problem, then the costs of in-warranty and out-of-warranty maintenance/service will be divided equally between G2H and EchoStar, provided however that the cost/charge for such service to EchoStar will not exceed $50.

5.1 Installation By Dish Network Service Corporation (DNSC):
5.1.1 DNSC will offer its services for installation of G2H equipment. If only G2H equipment is installed, then G2H will cover the actual costs of installation.
5.1.2 If EchoStar equipment and G2H equipment is installed, then EchoStar and G2H will split the profit or subsidy (as applicable) on such installation, on a 50-50% basis; provided however that the cost/charge for such installation to EchoStar will not exceed $100.

5.2 Marketing and Installation by EchoStar's independent installers/retailers. To encourage installers/retailers to market the data service and install the hardware, G2H will pay an incentive package to such installers/retailers. The package will be developed with help and consultation of Echostar, but will be determined by G2H and will include terms similar to the following:

      5.2.1 An activation fee of approximately $200;
      5.2.2 A Residual of $1 per subscriber per month;
      5.2.3 COOP and incentives budget to be determined but consistent with EchoStar's standard operating procedure; and
      5.2.4 An installation fee TBD for the G2H equipment.

5.3 Any services to be performed by EchoStar which are not in the ordinary course of business hereunder and/or are not reflected in this MOA, shall be subject to agreement amongst the parties hereto, including as to terms of payment to EchoStar.

6.    Exclusivity
In order to protect each of the parties' proprietary, trade secret and confidential information, EchoStar, Gilat and G2H agree that throughout the term of this MOA:

      (a) EchoStar will not sell, develop, distribute or use any Ku-Band two-way terminal products on its own or in conjunction with any party other than Gilat and G2H. EchoStar will also give Gilat and/or G2H a right of first refusal and right of last look with respect to the sale or distribution by EchoStar of any Ka-Band two-way broadband interactive terminal products, by giving Gilat and/or GTH specifications and an opportunity to match a third party terminal offer (including with respect to timetable and other requirements). The limitations on EchoStar set forth in this subsection (a) shall not preclude without limitation any investment or acquisition by EchoStar in activities similar to those contemplated under this MOA, provided that EchoStar will not use any other Ku-Band terminal product, other than the G2H Ku-Band terminal product, for the Term of this MOA; and

      (b) Gilat and G2H will not perform work for, or enter into any transaction for the delivery of two-way data products and/or services with, any cable or satellite multi-channel video and/or audio provider in the U.S. absent written consent from EchoStar.

7.    Term
The Term of this MOA shall be for the period commencing on the date first provided above and ending on March 31, 2001. It is the desire of the parties to conclude Definitive Agreements within that time period.

8. Market of EchoStar Services
G2H will market Echostar's multi-channel video services to G2H customers and install necessary hardware together with its broadband internet access equipment. G2H will receive the same deal offered generally to EchoStar's retailer base. It is anticipated that such a package will include:

      Installation fee (if applicable)
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      Activation fee
      Residual per subscriber per month based on volume of sales.
      Eligibility for any promotions made generally available to EchoStar's retailers.

9. Finance Transaction
The parties will discuss without obligation the possibility of a finance arrangement whereby EchoStar would invest in G2H.

10. The parties shall maintain the confidentiality of: (a) the terms and conditions of this MOA, (b) any matters relating to the ongoing negotiations and cooperation between the parties, and (c) any materials and information of a party hereto. Notwithstanding the foregoing, the parties shall issue a mutually acceptable press release announcing the transaction consummated hereby and the purposes thereof.

If this Memorandum of Agreement accurately sets forth the agreement between EchoStar, Gilat and G2H, please confirm by signing in the spaces provided below.

GILAT SATELLITE NETWORKS LTD.       ECHOSTAR SATELLITE CORPORATION


/s/ J. LEVINBERG                    /s/ CHARLIE ERGEN
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Signature                           Signature


JOSHUA LEVINBERG                    Charlie Ergen
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Print Name                          Print Name


Senior V.P.                         CEO
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Title                               Title



GILAT TO HOME INC.


/s/ J. LEVINBERG
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Signature


JOSHUA LEVINBERG
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Print Name


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Title